Exhibit 4.1

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY. NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Warrant No.: _____________ Date of Issuance: _________, 2015	Number of Shares: ________

SPENDSMART NETWORKS, INC.
A Delaware Corporation

Common Stock Purchase Warrant (the “Warrant”)

SpendSmart Networks, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that _________________ (the “Initial Holder”), or its registered assigns (the Initial Holder or such registered assigns shall be referred to as the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time on or after the Exercise Date and on or before the Expiration Date (as hereinafter defined), in whole or in part, _____________ shares (as adjusted from time to time pursuant to the provisions of this Warrant) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at an Exercise Price equal to $0.75 per share, subject to adjustments pursuant to Section 2 herein (the “Exercise Price”).  The shares purchasable upon exercise of this Warrant are sometimes hereinafter referred to as the “Warrant Stock”.  “Exercise Date” means any date subsequent to the issuance date hereof and prior to the Expiration Date on which the Holder elects by written notice to the Company for this Warrant to become exercisable.

This Warrant is issued pursuant to that certain Securities Purchase Agreement, dated as of even date herewith, by and among each of the Parties named therein, pursuant to which Holder, or its assignor, acquired certain Units comprised of 9% Convertible Promissory Notes (the “Note”) and Warrants (the “Purchase Agreement”).  Capitalized terms not otherwise used herein shall be as defined in the Securities Purchase Agreement and the Note between the Company and the original purchaser of this Warrant, dated as of even date herewith.

1. Exercise.

(a) Manner of Exercise.  This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing, accompanied by payment in full of the Exercise Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.  The Exercise Price may be paid by cash, check, or wire transfer in immediately available funds, or where a registration statement is in effect and otherwise permitted by law and provided that a public market for the Common Stock exists, through a “same day sale” commitment from the Holder and a broker-dealer that is a member of the Financial Industry Regulatory Authority of Securities Dealers (a “FINRA Dealer”), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the Warrant Stock so purchased to pay for the Exercise Price directly to the Company.

(b) Effective Time of Exercise.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above.  At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c) Delivery to Holder.  As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) business days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of shares of Warrant Stock to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1(a) above.

(iii) In the event the Company fails to deliver a certificate for the number of shares of Warrant Stock to which such Registered Holder is entitled within five (5) business days after the exercise of this Warrant, the Registered Holder shall be entitled to a penalty equaling one percent (1%) of the number of Warrant Stock issuable in accordance with the exercise of the Warrant for each fifteen (15) day period commencing after such thirty (30) calendar day period.  It is expressly understood that the foregoing penalty provision is in addition to, and not to the exclusion of, any and all remedies available to the Registered Holder as set forth herein and in the Purchase Agreement.

(c) Cashless Exercise.  If the Warrant Stock is not registered pursuant to an effective Registration Statement filed with the SEC at the time of exercise, then during the exercise period and prior to the Expiration Date this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = a five (5) day VWAP for the trading days immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Stock that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

(d) Callable Provision.  If the VWAP for each of ten (10) consecutive trading days (the “Measurement Period”), equals or exceeds $3.50 per share (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the date of issuance of this Warrant) with a minimum trading volume of 50,000 shares per day, then the Company may, within five (5) business days of the end of such Measurement Period, call for cancellation of up to 100% of all or any portion of this Warrant for which a Purchase/Exercise Form has not yet been delivered (such right, a “Call”).  To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the unexercised portion of this Warrant to which such notice applies. In the event a Purchase/Exercise Form for any portion of this Warrant subject to such Call Notice shall not have been received by the Company within five (5) business days after the date the Call Notice is actually received by the Holder, then the Warrant shall be forfeited in its entirety without payment or consideration to the Holder and shall automatically terminate without any further action by either party. It is expressly agreed and acknowledged that the Company’s Call rights as set forth in this Section 1(d) are exercisable by the Company contingent upon the effective registration of the Warrant Stock under the Securities Act of 1933 (the “Securities Act”), or are otherwise resellable without limitation in accordance with the safe harbor provisions of Rule 144, at all times commencing the date of the Call Notice through the date set for the Call.

For the purposes of this Section 1(d), “VWAP” means, for any date, the price determined by the first of the following clauses that applies, provided, however, that the minimum average trading volume during the Measurement Period is at least an average 50,000 shares per day for ten (10) consecutive trading days (as may be adjusted for stock splits) (the “Volume Requirement”): (i) if the Common Stock is then listed or quoted on a U.S. securities exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on said exchange on which the Common Stock is then listed or quoted, (ii) if the OTC Bulletin Board is not a trading market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (iii) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Holder.  It is expressly understood that the Call rights afforded to the Company pursuant to this Section 1(d) may not be exercised unless and until the Volume Requirement is satisfied during the Measurement Period, absent consent of the Company. Notwithstanding the foregoing, and for avoidance of doubt, it is expressly agreed and acknowledged that the Company’s Call rights as set forth in this Section 1(d) are exercisable by the Company contingent upon the effective registration of the Warrant Stock under the Securities Act, or are otherwise resellable without limitation in accordance with the safe harbor provisions of Rule 144, at all times commencing the date of the Call Notice through the date set for the Call.

2. Adjustments.

(a) Stock Splits and Dividends.  If the outstanding shares of the Company’s common stock shall be subdivided into a greater number of shares or a dividend in common stock shall be paid in respect of common stock, then the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.  If the outstanding shares of common stock shall be combined into a smaller number of shares, then the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b) Reclassification, Etc.  In case of any merger, reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant), a sale of all or substantially all of the assets of the Company, or any similar corporate reorganization or transaction on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable after such consummation.

 (c)      Adjustment Certificate.  When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 2, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3. Transfers.

(a) Unregistered Security

1. .  Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration or qualification is not required.  Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b) Transferability.  Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder (including any registration rights granted to the Holder pursuant to the Purchase Agreement) are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company. The Company shall, upon receipt of a transfer notice and appropriate documentation, register any Transfer on the Company’s Warrant Register; provided, however, that the Company may require, as a condition to such Transfer, an opinion reasonably satisfactory to the Company that said Transfer does not require registration pursuant one or more exemptions provided under the Securities Act.

(c) Warrant Register.  The Company will maintain a register containing the names and addresses of the Holders of this Warrant.  Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.  Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4. No Impairment.  The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 13 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

5. Termination.  This Warrant (and the right to purchase securities upon exercise hereof) shall terminate four (4) years from the date of issuance of this Warrant (the “Expiration Date”).

6. Notices of Certain Transactions.  In case:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any reclassification of the capital stock of the Company, or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company ((a), (b) and (c) of this Section 6 being referred to herein as a “Liquidation Event”), then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reclassification, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reclassification, dissolution, liquidation or winding-up) are to be determined.  Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.  Failure to so notify a holder shall not invalidate any such action.

7. Reservation of Stock.  The Company will at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants. All of the shares of Common Stock issuable upon exercise of this Warrant and other similar Warrants, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 3 hereof.

8. Exchange of Warrants.  Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9. Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. Notices.  Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, or overnight delivery service, addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder.

11. No Rights as Stockholder.  Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12. Representations of Holder.  The Holder hereby represents and acknowledges to the Company that:

(a) It understands that this Warrant and the Warrant Stock will be “restricted securities” as such term is used in the rules and regulations under the Securities Act and that such securities have not been and will not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

(b) the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

(c) the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant and the Warrant Stock and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent the Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws; and

(d) the Company may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares issued upon exercise of this Warrant:

“These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

13. No Fractional Shares.  No fractional shares will be issued in connection with any exercise hereunder.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one such share on the date of exercise, as determined in good faith by the Company’s Board of Directors.

14. Amendment or Waiver.  Any term of this Warrant may be amended or waived upon written consent of the Company and the holder of this Warrant.

15.  Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

15. Governing Law.  This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

16. No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer as of the date first above written.

SPENDSMART NETWORKS, INC., a Delaware corporation

Signed:
By:         Alex Minicucci
Title:      CEO

EXHIBIT A

PURCHASE/EXERCISE FORM

To: SPENDSMART NETWORKS, INC.	Dated:_________________

The undersigned holder, pursuant to the provisions set forth in the attached Warrant No. ___, hereby exercises the right to purchase _________________ shares of Common Stock covered by such Warrant.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price.  The undersigned holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Stock;

2.           Payment of Exercise Price.  The Holder shall pay the aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 12 of the Warrant and by its signature below hereby makes such representations and warranties to the Company.

Signature:

Name (print):

Title (if applic.)

Company (if applic.):

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Common Stock Purchase Warrant No. ___ with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:                                                     Signature:

Witness: